Exhibit 99.1

Making Education Achievable for Working Adults

FOR IMMEDIATE RELEASE

For more information contact:

Mark C. Brown, Executive Vice President and
Chief Financial Officer
(703) 247-2514

Sonya Udler, Senior Vice President,
Corporate Communications
(703) 247-2517
sonya.udler@strayer.edu

STRAYER EDUCATION, INC. REPORTS
THIRD QUARTER 2012 REVENUES AND EARNINGS; AND
 FALL TERM 2012 ENROLLMENTS

-- Third Quarter Diluted EPS $0.36 --
-- Fall 2012 Total Enrollments Down 5% / New Students Increase 4% --
-- Share Repurchase Authorization Increased to $120 Million --

HERNDON, Va., November 9, 2012 ― Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended September 30, 2012.  Financial highlights are as follows:

Three Months Ended September 30

•	Revenues for the three months ended September 30, 2012 decreased 9% to $124.3 million, compared to $135.9 million for the same period in 2011, principally due to lower enrollment.

•	Income from operations was $7.8 million compared to $24.4 million for the same period in 2011, a decrease of 68%. Operating income margin was 6.3% compared to 18.0% for the same period in 2011.

•
Net income was $4.1 million compared to $13.9 million for the same period in 2011, a decrease of 71%. Diluted earnings per share was $0.36 compared to $1.20 for the same period in 2011, a decrease of 70%. Diluted weighted average shares outstanding decreased 1% to 11,487,000 from 11,647,000 for the same period in 2011.

Nine Months Ended September 30

•	Revenues for the nine months ended September 30, 2012 decreased 11% to $420.0 million, compared to $471.6 million for the same period in 2011, principally due to lower average enrollments.

•	Income from operations was $84.9 million compared to $133.8 million for the same period in 2011, a decrease of 37%. Operating income margin was 20.2% compared to 28.4% for the same period in 2011.

•
Net income was $49.3 million compared to $79.4 million for the same period in 2011, a decrease of 38%.  Diluted earnings per share was $4.29 compared to $6.58 for the same period in 2011, a decrease of 35%. Diluted weighted average shares outstanding decreased 5% to 11,482,000 from 12,055,000 for the same period in 2011.

Balance Sheet and Cash Flow

At September 30, 2012, the Company had cash and cash equivalents of $45.6 million.  The Company generated $57.2 million from operating activities in the first nine months of 2012 compared to $122.7 million during the same period in 2011.  Capital expenditures were $18.2 million for the nine months ended September 30, 2012 compared to $24.9 million for the same period in 2011.  At September 30, 2012, the Company had $77.5 million outstanding under its term loan and $25 million outstanding under its revolving credit facility.

During the nine months ended September 30, 2012, the Company paid regular, quarterly dividends of $35.6 million ($1.00 per share for each quarterly dividend).  The Company had $80 million of share repurchase authorization remaining at September 30, 2012.  No shares were repurchased in the third quarter of 2012.

For the third quarter 2012, bad debt expense as a percentage of revenues was 4.2% compared to 3.8% for the same period in 2011.  Days sales outstanding was 18 days at the end of the third quarter of 2012, compared to 14 days at the end of the third quarter of 2011.

Student Enrollment

Enrollment at Strayer University for the 2012 fall term decreased 5% to 51,727 students compared to 54,233 students for the same term in 2011.   Across the Strayer University campus and online system, new student enrollments increased 4%, while continuing student enrollments decreased 7%.  Global online students increased 13%.  Students taking 100% of their classes online (including campus based students) decreased 4%.

Student Enrollment
	Fall 2011	Fall 2012	% Change
Campus Based Students:
New Campuses (26 in operation 3 years or less)
Classroom Students	1,400	2,021	44%
Online Students	1,778	2,429	37%
Total New Campus Based Students	3,178	4,450	40%
Mature Campuses (71 in operation more than 3 years)
Classroom Students	20,416	18,433	-10%
Online Students	25,535	23,094	-10%
Total Mature Campus Based Students	45,951	41,527	-10%
Total Campus Based Students	49,129	45,977	-6%
Global Online Students	5,104	5,750	13%
Total University Enrollment	54,233	51,727	-5%

Total Students Taking 100% of Courses Online	32,417	31,273	-4%

New Campus Openings

The Company announced today that Strayer University successfully opened one new campus for the fall academic term, which is located in San Antonio, Texas, a new market for Strayer University.  Subject to regulatory approval, the Company plans to open three new campuses during the remainder of the year for a total of eight new campuses in 2012.  These three planned new campuses will be located in Houston, Texas, the University’s third campus in that market, and in St. Louis and Kansas City, Missouri, both new markets for the University.

2012 Business Outlook

Based on enrollments announced for the 2012 fall term, the Company estimates fourth quarter 2012 diluted earnings per share will be in the range of $1.43 to $1.45. Based on its fourth quarter 2012 estimates, the Company expects its full year 2012 diluted earnings per share will be in the range of $5.73 to $5.75.

New Term Loan and Revolving Credit Facility

The Company announced today that on November 8, 2012, it entered into an amended and restated revolving credit and term loan agreement. This credit facility, which is secured by the assets of the Company, provides for a $125.0 million term loan facility and $100.0 million revolving credit facility with a maturity date of December 31, 2016. Proceeds from the new term loan were used to pay off $77.5 million outstanding under the original term loan facility.  The Company had no outstanding balance under the revolving credit facility on the day of closing.

2013 Business Model

The Company announced today that Strayer University will implement a 3% tuition increase effective January 2013, but is assuming roughly flat revenue per student in 2013 due to the University’s continued mix shift towards graduate and corporate sponsored students, as well as continued targeted use of scholarships.  The Company also announced today that it expects Strayer University’s expenses to grow 1% to 2% in 2013, reflecting the annualization of operating costs at the eight new campuses opened during 2012, but that no additional campuses are currently planned for 2013.  Therefore, the Company expects that at the 2012 revenue level, anticipated 2013 expenses would lead to a 19-20% operating margin in 2013, and EPS in the $5.40-$5.60 range.  Each 1% increase (or decrease) in revenue from 2012 levels in 2013 will have an approximate 50 basis points positive (or negative) impact on operating margin, and an approximate $0.20 positive (or negative) impact on earnings per share.  Finally, this model assumes an effective tax rate of 39.5% and 11,500,000 diluted shares outstanding.

Capital Allocation

The Company announced today that its Board of Directors declared a regular, quarterly cash dividend of $1.00 per share to be paid on December 10, 2012 to shareholders of record as of November 26, 2012.  The Company also announced that it does not currently intend to pay a regular quarterly dividend in 2013.  In addition, the Company announced that the Company's Board of Directors amended its share repurchase program to authorize the repurchase of up to $120 million in value of the Company's common stock.  The Company had $80 million left under its authorization at September 30, 2012 and at the time the new authorization was approved by the Company’s Board of Directors.  The Company intends to conduct such purchases, if any, in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. This share repurchase program may be modified, suspended or terminated at any time by the Company without notice.

Shares and Options Outstanding

At September 30, 2012, the Company had 11,873,156 common shares issued and outstanding, and 100,000 stock options outstanding with an exercise price of $107.28 and a remaining contractual life of four months.

Conference Call with Management

Strayer Education, Inc. will host a conference call to discuss its third quarter 2012 earnings at 9:00 a.m. (ET) today.   To participate on the live call, investors should dial (877) 303-9047 10 minutes prior to the start time.  In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register.  An archived replay of the conference call will be available at (855) 859-2056 (conference id 39822150) starting at 1:00 p.m. (ET) today and will be available through Friday, November 23, and archived at www.strayereducation.com for 90 days.

About Strayer Education, Inc.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University. Strayer’s mission is to make higher education achievable for working adults in today’s economy.  Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, health services administration, public administration, and criminal justice to working adult students at 97 campuses in 23 states and Washington, D.C. and worldwide via the Internet.  Strayer University also offers an executive MBA online through its Jack Welch Management Institute.  Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

Forward-Looking Statements

This press release contains statements that are forward-looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words.   The statements are based on the Company’s current expectations and are subject to a number of assumptions, uncertainties and risks.  In connection with the safe-harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company’s actual results to differ materially from those expressed in or implied by such statements.  The assumptions, uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements, rulemaking by the Department of Education and increased focus by the U. S. Congress on for-profit education institutions, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, risks associated with the ability of our students to finance their education in a timely manner, and general economic and market conditions.  Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in its subsequent filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission.   We undertake no obligation to update or revise forward-looking statements.

STRAYER EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2011	2012	2011	2012
Revenues	$135,865	$124,260	$471,610	$420,046
Costs and expenses:
Instruction and educational support	68,170	72,997	219,519	222,413
Marketing	23,351	23,171	55,634	53,693
Admissions advisory	6,533	6,487	20,174	19,733
General and administration	13,406	13,769	42,508	39,345
Income from operations	24,405	7,836	133,775	84,862
Investment income	5	1	149	4
Interest expense	1,209	1,055	2,559	3,373
Income before income taxes	23,201	6,782	131,365	81,493
Provision for income taxes	9,266	2,679	51,992	32,190
Net income	$13,935	$4,103	$79,373	$49,303
Earnings per share:
Basic	$1.20	$0.36	$6.61	$4.31
Diluted	$1.20	$0.36	$6.58	$4.29
Weighted average shares outstanding:
Basic	11,623	11,433	12,016	11,428
Diluted	11,647	11,487	12,055	11,482
Shares outstanding at end of quarter	12,006	11,873	12,006	11,873
Dividends per share (paid)	$1.00	$1.00	$3.00	$3.00

STRAYER EDUCATION, INC.
 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31,	September 30,
	2011	2012
ASSETS
Current assets:
Cash and cash equivalents	$57,137	$45,609
Tuition receivable, net of allowances for doubtful accounts of $7,279 and $7,373 at December 31, 2011 and September 30, 2012, respectively	25,006	24,109
Income taxes receivable	394	7,964
Other current assets	12,131	14,255
Total current assets	94,668	91,937
Property and equipment, net	121,149	122,620
Deferred income taxes	3,326	5,615
Goodwill	6,800	6,800
Other assets	5,190	4,642
Total assets	$231,133	$231,614

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$34,039	$40,362
Unearned tuition	15,364	1,163
Other current liabilities	281	281
Current portion of term loan	27,500	30,000
Total current liabilities	77,184	71,806
Revolving credit facility	20,000	25,000
Term loan, less current portion	70,000	47,500
Other long-term liabilities	21,656	22,315
Total liabilities	188,840	166,621
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 20,000,000 shares authorized;
11,792,456 and 11,873,156 shares issued and outstanding
at December 31, 2011 and September 30, 2012, respectively	118	119
Additional paid-in capital	295	9,234
Retained earnings	42,491	56,185
Accumulated other comprehensive income (loss)	(611)	(545)
Total stockholders' equity	42,293	64,993
Total liabilities and stockholders’ equity	$231,133	$231,614

STRAYER EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the nine months ended September 30,
	2011	2012
Cash flows from operating activities:
Net income	$79,373	$49,303
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of gain on sale of assets	(211)	(210)
Amortization of deferred rent	885	173
Gain on sale of marketable securities	(66)	--
Amortization of deferred financing costs	463	599
Depreciation and amortization	15,779	17,857
Deferred income taxes	941	(2,827)
Stock-based compensation	9,798	9,358
Changes in assets and liabilities:
Tuition receivable, net	811	897
Other current assets	(2,580)	(1,992)
Other assets	80	(134)
Accounts payable and accrued expenses	4,505	5,307
Income taxes payable and income taxes receivable	1,585	(7,630)
Unearned tuition	11,089	(14,201)
Other long-term liabilities	297	746
Net cash provided by operating activities	122,749	57,246
Cash flows from investing activities:
Purchases of property and equipment	(24,887)	(18,165)
Purchases of marketable securities	(2)	--
Proceeds from the sale of marketable securities	12,388	--
Net cash used in investing activities	(12,501)	(18,165)
Cash flows from financing activities:
Common dividends paid	(37,161)	(35,609)
Repurchase of common stock	(182,664)	--
Proceeds from revolving credit facility	100,000	53,000
Payments on revolving credit facility	(95,000)	(48,000)
Proceeds from term loan	100,000	--
Payments on term loan	--	(20,000)
Payment of deferred financing costs	(2,459)	--
Net cash used in financing activities	(117,284)	(50,609)
Net decrease in cash and cash equivalents	(7,036)	(11,528)
Cash and cash equivalents – beginning of period	64,107	57,137
Cash and cash equivalents – end of period	$57,071	$45,609
Non-cash transactions:
Purchases of property and equipment included in accounts payable	$2,087	$2,132